EXHIBIT 99.906CERT
CERTIFICATION PURSUANT TO SECTION 1350 OF CHAPTER 63
OF TITLE 18 OF THE UNITED STATES CODE
I, Louis G. Navellier,Principal Executive Officer and Trustee of The Navellier Millennium Funds, certify that (i) the Form N-CSR for the period ended June 30, 2007 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in the Form N-CSR for the period ended June 30, 2007 fairly presents, in all material respects, the financial condition and results of operations of The Navellier Millennium Funds.
Date: August 29, 2008

/s/ LOUIS G. NAVELLIER
Louis G. Navellier
Principal Executive Officer and Trustee The Navellier Millennium Funds.

CERTIFICATION PURSUANT TO SECTION 1350 OF CHAPTER 63
OF TITLE 18 OF THE UNITED STATES CODE
I, Arjen Kuyper, Principal Accounting Officer of The Navellier Millennium Funds, certify that (i) the Form N-CSR for the period ended June 30, 2007 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in the Form N-CSR for the period ended June 30, 2007 fairly presents, in all material respects, the financial condition and results of operations of The Navellier Millennium Funds.
Date: August 29, 2008

/s/ ARJEN KUYPER
Arjen Kuyper
Principal Accounting Officer The Navellier Millennium Funds.